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                                                                    EXHIBIT 10.1
                               TWO PARKWAY CENTER

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease"), dated as of 11/8, 1990, made by and between Two Park, Inc., having La Salle Partners Asset Management Limited, a Delaware limited partnership, as its duly authorized Agent (the "Landlord") and E3 Associates, Ltd. (the "Tenant").

                              W I T N E S S E T H:

                                       I.

                                   DEFINITIONS

         Landlord and Tenant covenant and agree that for purposes of this Lease, the following terms as indicated by the initial capitalization thereof, shall have the meanings specified below for each:

         1.1 Base Rental. The Base Rental to be paid by Tenant to Landlord as annual rent during the Lease Term shall be the Amount specified in Special Stipulations 1 and 2 subject to increase under Paragraph 4.2 hereof.

         1.2      Commitment Deposit.  [Intentionally Omitted].

         1.3      Premises.  Terms used in defining Premises are:

                  (a) The term "Building" shall mean 1800 Parkway Place located in the City of Marietta, Cobb County, Georgia.

                  (b) The term "Premises" shall mean the portion of the Building located on floor six, Suite 600 which is outlined on the floor plan(s) attached hereto as Exhibit A.

         1.4 Rentable Area of the Premises. The term "Rentable Area of the Premises" shall mean 12,147 square feet.

         1.5 Security Deposit. Twenty Two Thousand Two Hundred and Sixty Nine and 50/100 Dollars ($22,269.50).

         1.6 Tenant's Percentage Share of Increases In Operating Expenses. Terms used in defining Tenant's Percentage Share of Increases in Operating Expenses are:

                  (a) The Rentable Area of the Building is 227,003 square feet.

                  (b) The term "Tenant's Percentage Share" means 5.351 percent. Landlord and Tenant acknowledge that Tenant's Percentage Share has been obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building, and multiplying such quotient by 100.

                  (c) The term "Base Year" shall mean 1990.

                  (d) The term "Operating Expenses" as used in this Lease shall mean the following costs, expenses, and taxes:



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                           (i)    Costs and expenses paid or incurred by
Landlord for the maintenance and repair of the Building and the personal property used in-connection therewith, including but not limited to (A) the heating, ventilating, and air conditioning equipment, (B) plumbing and electrical systems and equipments, (C) light bulbs and broken glass, including replacement thereof, and (D) elevators and escalators;

                           (ii)   Cleaning and janitorial costs and expenses,
including window cleaning expenses, for the Building;

                           (iii)  Landscaping and grounds maintenance costs
and expenses;

                           (iv)   Utility costs and expenses including, but not
limited to, electricity, gas, steam, other fuels and forms of power or energy, water charges, sewer and waste disposal;

                           (v)    Costs and expenses of redecorating, painting,
and carpeting the common areas of the Building; provided, however, that, except as specified in items (vi) and (x) hereof, the cost of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises;

                           (vi)   Costs of all repairs, alterations, additions,
changes, replacements, and other items required by any law or governmental regulation imposed after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures;

                           (vii)  Cost of wages and salaries of all persons
engaged in the operation, maintenance and repair of the Building, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expense incurred under the provisions of any collective bargaining agreement, costs of uniforms, and all other costs reasonable or expenses that the Landlord pays to or on behalf of the employees engaged in the operation, maintenance and repair of the Building;

                           (viii) Charges of any independent contractor who,
under contract with the Landlord or its manager or representative, does any of the work of directly operating, maintaining or repairing the Building or of providing any of the services and materials described in this Paragraph 1.6(d);

                           (ix)   Reasonable Legal and accounting expenses,
including, but not limited to, such expenses as related to seeking or obtaining reductions in and/or refunds of real estate taxes;

                           (x)    Amortization, with interest, of capital
expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses;

                           (xi)   Landlord's reasonable insurance costs and
expenses for all types of insurance carried by Landlord with respect to the Building;

                           (xii)  Reasonable Security service costs and
expenses;

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                           (xiii) Reasonable Management fees and expenses;

                           (xiv) Such other reasonable expenses paid by
Landlord, from time to time, in connection with the operation and maintenance of the Building as are typically incurred by an operator and manager of a building comparable to the Building, except that all costs of special services rendered to particular tenants of the Building, which are paid by such tenants, shall not be included in Operating Expenses; and

                           (xv) The following taxes: (A) personal property taxes
(attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Building for the operation thereof, and (B) real estate taxes, assessments, sewer rents, rates, and charges, transit taxes, taxes based upon the receipt of rent and any other federal, state, or local governmental charge, general, special, ordinary, or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) which may now or hereafter be levied or assessed against the Building and the land underlying the Building or the rents derived from the Building (in the case of special taxes or assessments which may be payable in installments, only the amount of 'each installment paid during a calendar year shall be included in the taxes for that year).

                  (e) The term "Base Operating Expenses" shall mean the Operating Expenses paid or incurred by Landlord in the Base Year. If the Building was not ninety-five percent (95%) occupied throughout the Base Year, then the Base Operating Expenses shall be an amount which fairly reflects what the Operating Expenses would have been had the Building been ninety-five percent (95%) occupied throughout the Base Year.

         1.7 Lease Term. The Lease Term shall commence on December 1, 1990 (which shall be referred to herein as the "Commencement Date") and shall end at midnight on November 30, 1995 (which shall be referred to herein as the "Expiration Date").

         1.8 Notice Addresses.

As to Landlord:                     With Copy to:

Two Park, Inc.                      LaSalle Partners Asset Management Limited
c/o LaSalle Advisors, Ltd.          One Parkway Center
111 South LaSalle Street            1850 Parkway Place, Suite 327
Chicago Illinois 60603              Marietta, Georgia  30067
Attn:  Portfolio Manager

As to Tenant:
E3 Associates, Ltd.
1800 Parkway Place, Suite 235
Marietta, Georgia  30067
ATTN:  Chairman





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                                       II.

                                      TERM

         2.1 Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease the Premises from Landlord for the Lease Term. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy and sale.

         2.2 Term. Tenant takes and accepts the Premises from Landlord in its present condition and as suited for the use intended by Tenant, except for such improvements as may be expressly provided for in the Tenant Improvement Agreement, referenced in Paragraph 5.1 which is incorporated herein by this reference. If, for any reason whatsoever the Premises are not substantially completed by the Commencement Date or if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant by the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any resulting loss or damages resulting therefrom. No delay in delivery of possession or extension of the Commencement Date shall operate to extend the Expiration Date or to relieve Tenant of Tenant's obligations to Landlord as provided in this Lease. In the event the Premises are not completed on December 1, 1990 due solely to the fault of Landlord or it's agents, without any contributing delays of Tenant, then both the Commencement Date and Expiration Date shall be extended by the number of days occurring between December 1, 1990 and the date the Premises are completed and actually made available for Tenant's occupancy.

         2.3 Removal of Tenant's Personal Property. Before the termination of this Lease, Tenant shall remove from the Premises all its personal property located in the Premises which this Lease allows Tenant to remove and peaceably surrender such Premises and the keys thereto to Landlord in the same condition as at the beginning of this Lease, only natural wear and tear excepted. Tenant shall have no right to remove any fixtures, improvements, or attached equipment (except those installed by Tenant, and Tenant is required to repair any damage resulting from any such removal) from the Premises at the termination of this Lease, and said items shall be deemed the property of Landlord. Such property of Tenant as it fails to remove either from the Premises or the Building after the termination of this Lease shall be considered as abandoned by Tenant and may be disposed of by Landlord in any manner whatsoever without accounting to Tenant for same or being liable in any way to Tenant for such disposition.

         2.4 Holding over. In no event shall there by any renewal of this Lease by operation of law, and if Tenant remains in possession of the Premises after the termination of this Lease and without a new lease executed by Landlord and Tenant, Tenant shall be deemed to be occupying the Premises as a Tenant at sufference at an amount equal to one hundred and fifty percent (150%) of the Base Rental and additional rent provided for in this Lease and otherwise subject to all the covenants and provisions of this Lease insofar as the same are applicable to a month-to-month tenancy.

         2.5 Tenant Acceptance Agreement. Within twenty (20) days after the Premises have been substantially completed in accordance with the Tenant Improvement Agreement, Tenant will execute and deliver to Landlord a Tenant Acceptance Agreement in the form attached hereto as Exhibit "B". Tenant may state in such Tenant Acceptance Agreement any defects in the Premises remaining to be repaired or completed by Landlord, and Tenant, by such declaration, shall preserve its objection to such listed



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defects. Tenant shall have waived objection to any defects not specifically enumerated in a Tenant Acceptance Agreement delivered within said twenty (20) day period, except for latent defects not discoverable by reasonable diligence of Tenant.

                                      III.

                            ASSIGNMENT AND SUBLETTING

         3.1 Assignment and Subletting Procedures.

                  (a) The Tenant shall not, without the Landlord's prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's ' interest by operation of law; (iii) sublet the Premises or any part thereof; and
(iv) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, and any attempt to consummate any of the foregoing without Landlord's consent shall be void.

                  (b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the Lease Term, Tenant desires to sublet the Premises or assign the Lease with respect to all or part of the Premises, Tenant shall notify Landlord in writing (hereinafter referred to in this Paragraph 3.1(b) as the "Notice") of the terms of the proposed subletting or assignment, the identity of the proposed assignee or sublessee, the area proposed to be sublet or covered by the assignment, and such other information as Landlord may request, to evaluate Tenant's request to assign or sublet. Landlord shall then have the option either (i) to sublet from Tenant such space (hereinafter referred to as "Sublet Space") as provided in Paragraph 3.1(c) below; (ii) to terminate this Lease as provided in Paragraph 3.1(d) below; or (iii) to review such proposed assignment or sublease for approval as set forth below in Paragraph 3.1(e) below. The option to sublet, to terminate, or to review, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice.

                  (c) In the event Landlord exercises the option to sublet the Sublet Space provided under Paragraph 3.1(b)(i) above, then (i) Landlord shall sublet the Sublet Space at the same Base Rental and additional rent as Tenant is required to pay under this Lease for the same space; and (ii) the term of the subletting from the Tenant to Landlord shall be the term set forth in the Notice (which shall not be longer than the then current Lease Term unless Landlord expressly agrees in writing that any extension or renewal option contained in this Lease will apply to such Sublet Space) and shall be on such terms and conditions as are contained in this Lease to the extent applicable, except that the Landlord shall have the right to further sublet the Sublet Space.

                  (d) If Landlord elects to terminate this Lease under Paragraph 3.1(b)(ii) then, (i) if the Sublet Space constitutes the entire Premises, then this Lease shall terminate on the date set forth in Landlord's notice to Tenant, which shall be within thirty (30) to ninety (90) days after the date of such notice; and (ii) if the Sublet Space does not constitute the entire Promises, then this Lease shall terminate as to that portion of the Premises which is the Sublet Space on the date set forth in Landlord's notice to Tenant (which date shall be within thirty (30) to ninety (90) days after the date of such notice) and as to that portion of the Premises which is not part of the Sublet Space, this Lease shall remain in full force and effect except that the Base Rental and additional rent shall be reduced proportionately based on the reduction in the Rentable Area of the Premises remaining subject to the Lease.


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                  (e) If Landlord fails to exercise either its option to sublet or its option to terminate the Lease as set forth above within the said thirty
(30) day period or elects to review the proposed assignment or sublease for approval, Tenant shall submit to Landlord within twenty (20) calendar days after said period a copy of the proposed assignment or sublease and such additional information concerning the proposed assignee or sublessee, as may be reasonably requested by Landlord for Landlord's review. If Landlord, in its sole discretion, approves in writing the terms of the proposed assignment or sublease and the proposed assignee or sublessee, but a fully executed counterpart of such assignment or sublease is not delivered to Landlord within sixty (60) calendar days after the date of Landlord's written approval, then Landlord's approval of the proposed assignment or sublease shall be deemed null and void and Tenant shall subsequently comply with all the conditions of this Paragraph 3.1 as if the Notice and options hereinabove referred to had not been given and received.

                  (f) Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord.

                  (g) Tenant agrees to pay to Landlord, on demand, reasonable costs incurred by Landlord not to exceed $500.00 in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant.

                  (h) Any transfer after the date hereof, whether to one or more persons or entities and whether at one or more different times, of a controlling interest in Tenant (regardless whether Tenant is a corporation, partnership, or other entity), whether voluntarily, by operation of law, or otherwise, shall deemed an assignment of this Lease within the meaning of this Paragraph 3.1.

                  (i) If, with the consent of the Landlord, this Lease is assigned or the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rental and additional rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed (i) a waiver of any of Tenant's covenants contained in this Lease, (ii) the acceptance by Landlord of the assignee, subtenant, or occupant as Tenant, or (iii) a release of Tenant from further performance by Tenant of its covenants under this Lease.

                                       IV.

                       RENT, RENT ADJUSTMENT, AND DEPOSITS

         4.1 Base Rental. Tenant shall pay the Base Rental to Landlord as annual rent during the Lease Term without prior demand or setoff. The Base Rental shall be paid in equal monthly installments in advance on the first day of every calendar month during the Lease Term. A prorated monthly installment, based on a thirty (30) day month, shall be paid in advance (i) on the Commencement Date for any fraction of a month if the Lease Term begins on any day other than the first day of any month and (ii) on the first day of the final month of the Lease Term for any fraction of a month if the Lease Term shall terminate on any day other than the last day of any month.



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         4.2 Base Rental Adjustment During the Lease Term.

                  (a) The amount of the Base Rental specified in Section 1.1 of this Lease shall be increased at the end of each calendar year during the Lease Term for the following calendar year effective January 1 of said year by an amount equal to the product computed by multiplying the then in force Base Rental times fifty percent (50%) of the percentage increase in the Index for the month of December of the immediately preceding calendar year. As soon as reasonably practicable after each December 31 during the Lease Term, Landlord shall prepare a statement reflecting the computations outlined above and the resulting new amount of Base Rental, which shall become effective with the next due monthly installment of Base Rental and shall remain in effect until the next adjustment pursuant to this Paragraph 4.2 is made. Within ten (10) days following receipt of Landlord's statement, Tenant agrees to pay the increases in Base Rental which accrued from January 1 during preparation of said statement. In the event the Index for December of the year of proposed adjustment is less than the Index for December of the immediately preceding calendar year, then there shall be no adjustment to Base Rental for that calendar year, but Base Rental (as previously adjusted) shall remain in effect until the following December at which time (and at each subsequent December) this Paragraph 4.2 shall be applied to adjust Base Rental as set forth above.

                  (b) "Index" shall be the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor, U.S. City Average All Items (1982-84=100), or any successor or substitute index designated by Landlord, appropriately adjusted.

                  (c) The amounts by which the Base Rental is increased pursuant to this Paragraph shall be deemed to thereafter be a part of "Base Rental" for all purposes whatsoever under this Lease and a part of the rent and consideration for this Lease and to be payable in a like manner to the initial Amount of Base Rental specified herein.

         4.3 Reimbursement for Increases in Operating Expenses.

                  (a) For each calendar year during the Lease Term, commencing with the first full calendar year during the Lease Term (each such calendar year being hereinafter in this Paragraph 4.3 referred to as an "Adjustment Year"), Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in such Adjustment Year over the Base Operating Expenses.

                  (b) During December of the year prior to the Adjustment Year, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of any amount payable by Tenant under this Paragraph 4.3 for the Adjustment Year. On or before the first day of each month during the Adjustment Year, Tenant shall pay to Landlord 1/12th of such estimated amount, provided that if such notice is not given in December Tenant shall continue to pay the monthly installment amount, if any, which was paid or payable in December until the month after such notice is given, in which event the estimated amount shall be paid in equal monthly installments over the remainder of the Adjustment Year. If at any time or times it appears to Landlord that the amount payable by Tenant under this Paragraph 4.3 for the Adjustment Year will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based on such revised estimate; provided, however, the Landlord shall have no obligation to revise its estimate during an Adjustment Year. Within ninety (90) days after the close of each Adjustment Year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's actual share of the increase, if any, in Operating Expenses for such


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Adjustment Year prepared by Landlord, and such statement shall be final and binding upon Landlord and Tenant. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such Adjustment Year previously made by Tenant, Landlord shall apply such excess to the amounts of Base Rental next coming due, without interest. If upon the basis of such statement Tenant owes an amount that is more than the estimated payments for such Adjustment Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statements. In order to achieve a fair and equitable allocation of Operating Expenses under this Paragraph 4.3, in the event less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants continuously throughout an Adjustment Year of the Lease Term, then Operating Expenses for such Adjustment Year shall be adjusted and be deemed to be the amount of operating Expenses which would have been incurred if ninety-five percent (95%) of the Building were so occupied during said Adjustment Year.

                  (c) in the event that this Lease terminates before the end of a calendar year, then Landlord shall deliver to Tenant, within ninety (90) days after the close of the Adjustment Year or as soon thereafter as practicable, a statement of Tenant's Percentage Share of the increase, if any, in the actual Operating Expenses (as prorated for said Adjustment Year based on the termination date of the Lease) and such statement shall be final and binding upon Landlord and Tenant. If, on the basis of such statement, Tenant owes an amount that is less than the estimated payments for such partial Adjustment Year previously made by Tenant after the Expiration Date, Landlord shall within thirty (30) days refund such excess to Tenant, without interest. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such partial Adjustment Year previously made by Tenant after the Expiration Date, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Paragraph 4.3 to be performed after such termination and the failure to pay any additional rents as provided under this Paragraph 4.3 shall entitle Landlord to all remedies provided herein and at law or in equity on account of Tenant's failure to pay rent.

         4.4 [Omitted].

         4.5 Security Deposit. Landlord acknowledges that it has received from Tenant the Security Deposit, which amount shall be security for the full and faithful performance and observance by Tenant of its covenants and obligations under this Lease. No interest shall be payable on the Security Deposit, and it is agreed and acknowledged by Tenant that the Security Deposit is not an advance payment of rent or a measure of Landlord's damages in the case of default by Tenant. Upon the occurrence of an event of default under this Lease, Landlord may use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rental and additional rent or any other sums to which Tenant is in default or for the payment of any other damage, injury, expense, or liability resulting from any event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount necessary to restore the Security Deposit to its original amount. In the event that Tenant shall fully and faithfully comply with all of its covenants and obligations under this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date (or any permitted extensions thereof) and after delivery of possession of the Premises to Landlord in accordance with the terms hereof. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall be released from all liability for the return of the Security Deposit and Tenant shall look to the new landlord for the return of the Security Deposit. This provision shall apply to every transfer or assignment made of the Security Deposit to a new landlord.



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         4.6 Payments. Tenant shall pay to Landlord all Base Rent, additional rent, and all other charges due and owing by Tenant under this Lease without deduction or setoff, in legal tender, and at Landlord's address or as otherwise directed from time to time by Landlord's notice.

                                       V.

                PREPARATION, MAINTENANCE, AND REPAIR OF PREMISES

         5.1 Preparation of the Premises.

                  (a) Landlord shall construct or install in the Premises the Tenant Improvements, as defined in and to be constructed or installed pursuant to the provisions of the Tenant Improvement Agreement which is attached hereto as Exhibit "C". Tenant agrees to comply with all of the terms and provisions of the Tenant Improvement Agreement, including, without limitation, the obligation to pay, as additional rent, all amounts due Landlord under Section 3 thereof according to the payment procedures contained in said section 3.

                  (b) Tenant shall be responsible for and shall pay from time to time, as additional rent, any increase in ad valorem taxes against the Building caused by any improvements to the Premises in excess of the Base Building Condition and Landlord's Allowance for Tenant Improvement Costs.

         5.2 Repairs by Tenant. Tenant shall at its own expense keep the Premises in good repair and condition and tenantable condition and indemnify Landlord against any loss, damage, or expense arising by reason of any failure of Tenant to keep the Premises in good repair and tenantable condition or due to any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees. The maintenance and repair obligations of Tenant hereunder shall include, not by way of limitation, but by way of illustration, all glass windows excluding ordinary interior cleaning and partitions, ceilings, floor and wall coverings, and electrical and plumbing facilities. If Tenant fails to perform, or cause to be performed, such maintenance and repairs, then at the option of Landlord, in its sole discretion, any such maintenance or repair may be performed or caused to be performed by Landlord and the cost and expense thereof charged to Tenant, and Tenant shall pay the amount thereof to Landlord on demand as additional rent.

         5.3 Transfer of Tenants. Landlord hereby reserves the right, at its sole option and upon giving at least sixty (60) calendar days advance written notice to Tenant, to transfer and remove Tenant, at any time, from the Premises (or any other space to which Tenant was relocated pursuant to this Paragraph 5.3) to any other available space in the Building of substantially equal area. Landlord hereby agrees to bear the expense of such transfer and removal, as well as the expense of any renovations or alterations which are necessary to make the new space conform substantially in appointment with the Premises. If Landlord moves Tenant to such new space, every term and condition of this Lease shall remain in full force and effect, except the Base Rental, which shall be adjusted pro rata to reflect any change in the Rentable Area of the new Premises, and such new space shall thereafter be deemed to be the Premises as though Tenant had entered into an express written amendment of this Lease with respect thereto. Failure of Tenant to cooperate with Landlord pursuant to this provision and to remove itself from the Promises shall permit Landlord (i) to enter the Premises and to remove Tenant and its property therefrom, by force if necessary, and to relocate Tenant and its property in the new space provided by Landlord pursuant to this provision, all without being liable to Tenant in any manner whatsoever for such acts except for the expenses which are provided in this Paragraph 5.3 to be paid by Landlord, or (ii) to



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cancel and terminate this Lease effective ninety (90) days from the date of original notification by Landlord.

         5.4 Repairs by Landlord. Landlord shall have no duty to Tenant to make any repairs or improvements to the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by an act or neglect of Tenant, its agents, employees, contractors, invitees, licensees, tenants or assignees.

         5.5 Alterations by Tenant. Tenant shall make no alterations or additions of any kind in or to the Premises without first obtaining Landlord's written consent. All such work, including additions, fixtures (except those fixtures placed by Tenant) and leasehold improvements (but excluding moveable office furniture and equipment and other personal property of Tenant) made or placed in or upon the Premises by either Tenant or Landlord shall be and become the Landlord's property at the termination of this Lease by lapse of time or otherwise, all without compensation or payment to Tenant, and shall remain upon and in the Premises; but said property shall be and remain the Tenant's property during the Lease Term.

         5.6 Discharge of Liens. Tenant shall discharge of record by bond or otherwise within ten (10) days following the filing thereof any mechanic's or similar lien filed against the Premises or the Building for work or materials claimed to have been furnished to or for the benefit of Tenant and/or the Premises; provided, however, that Tenant shall have no responsibility with respect to any mechanic's or similar lien filed against the Premises or the Building for work or materials furnished by or at Landlord's request pursuant to the Tenant Improvement Agreement, if Tenant is current in the payment of all obligations owed Landlord under the Tenant Improvement Agreement. If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge or such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the lienor or claimant and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances. Tenant shall pay as additional rent on demand from time to time any sum or sums so paid by Landlord and all costs and expenses incurred by Landlord, including but not limited to, attorneys' fees in processing such discharge or in defending any such action.



         5.7 Damage and Destruction.

                  (a) If the Building or Premises are rendered partially or wholly unfit for occupancy by fire, the elements, act of God or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

                  (b) If this Lease is not terminated pursuant to subparagraph
(a) above, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such damage occurs during the last two (2) years of the Lease Term (unless Tenant extends the Lease Term for an additional two (2) year period) exclusive of any option which is unexercised at the date of such damage). In the event that Landlord shall fail to complete such repairs and material restoration within one hundred fifty (150) days after Landlord notifies Tenant of its election to repair and restore the Premises as provided in this Paragraph, Tenant may, at its option and as its sole remedy, terminate this Lease by delivering written notice to Landlord, whereupon this Lease shall end on the date of such fire or casualty as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, or because of strikes, lockouts, casualties, acts of God or intervention of other supernatural forces, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair, or replace any part of the partitions, fixtures, additions, or other property and improvements which may have been placed in or about the Premises by Tenant.

                  (c) If this Lease shall not be terminated by Landlord pursuant to this Paragraph 5.7 and if the Premises are unfit for occupancy in whole or in part following such damage, the rent payable during the period in which the Premises are unfit for occupancy shall abate in proportion to the number of square feet of Rentable Area of the Premises rendered unusable by such damage; provided, however, that no such abatement shall be made under the provisions of this Subparagraph (c) in the event such damage shall have been caused through the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees.

                  (d) In the event of any damage or destruction to the Building or the Premises, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant (other than partitions, fixtures, additions, and similar improvements) from such portion or all of the Building or the Premises as Landlord shall request, and Tenant hereby indemnifies and holds Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees arising out of any claim of damage or injury as a result of any alleged failure properly to secure the Premises prior to such removal and/or such removal.

                  (e) Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises or the Building.

                  (f) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises or Building requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Lease Term.

                  (g) If any such casualty stated in this Paragraph 5.7 is not the result of gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such damage, or from any repair, modification, arranging, or rearranging of any portion of the Premises or any part or all of the Building or for termination of this Lease as provided in this Paragraph 5.7.

         5.8 Eminent Domain.

                  (a) If all or any substantial part of the Building or Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the Lease Term.

                  (b) If part of the Building or Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Subparagraph (a) above this Lease shall not terminate but the Base Rental payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances, and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

                  (c) All compensation awarded or paid upon a total or partial taking of the Premises or the Building shall belong to and be the Property of Landlord without participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting and claim directly against the condemning authority solely for loss of business, damage to, and cost of removal of trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or adversely affect Landlord's award.

                  (d) Notwithstanding anything to the contrary contained in this Paragraph 5.8, if during the Lease Term the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation, and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the term of this Lease and of the Building.

         5.9 Reports of Defects. Tenant shall report to Landlord immediately, in writing, any damage to or defective condition in or about the Building or Premises known to Tenant.

         5.10 Landlord's Right to Enter Premises. Tenant shall not change the locks on any entrance to the Premises. Upon Tenant's written request to Landlord, Landlord will make a reasonable change of locks on behalf of Tenant and at Tenant's sole cost and expenses. In the event Tenant places additional locks on the entrance doors to the Premises, Tenant shall provide to Landlord at least one (1) copy of the key or the master combination. Tenant shall, in no event, place an additional or replacement lock on the primary entry door. Landlord and its agents, employees, and contractors shall have the right to enter the Premises at such times as Landlord deems reasonably necessary to make necessary repairs, additions, alterations, and improvements to the Building, including, without limitation, the erection, use, and maintenance of pipes and conduits and to show the Premises to prospective tenants and purchasers of the Building with prior notice, except in the case of a bona-fide emergency. Landlord shall also be allowed to take into and through the Premises any and all needed materials that may be required to make such repairs, additions, alterations, and improvements, all without being liable to Tenant in any manner whatsoever. During such time as work is being carried on in or about the Premises, provided such work is carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business therein, the rent provided herein shall in no way abate, and Tenant waives any claim and cause of action against Landlord for damages by reason of loss or interruption to tenant's business and profits therefrom because of the prosecution of any such work or any part thereof. In the event of emergency, or if otherwise necessary to prevent injury to persons or damage to property, such entry to the Premises may be made by force without any liability whatsoever on the part of Landlord for damage resulting from such forcible entry.

                                       VI.

                                USE AND SERVICES

         6.1 Use. Tenant shall use the Premises for general office purposes and no other purpose. Tenant shall not use the Premises for any illegal purpose, nor violate any statute, regulation, rule, or order of any governmental body in its use thereof, nor create or allow to exist any nuisances or trespasses, nor do any act in or about the Premises or bring anything except computers onto or into the Premises which will in any way increase the rate of insurance on the Premises, nor deface or injure the Premises or overload the floor of the Premises.

         6.2 Services. Provided Tenant shall not be in default under this Lease, Landlord agrees to provide to Tenant, as Landlord deems reasonably necessary, the following services:

                  (a) General cleaning and janitorial service required as a result of normal, prudent use of the Premises and only on Mondays through Fridays, inclusive, with New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other recognized bank holiday (herein collectively called the "Holidays") excepted;

                  (b) Heating and air-conditioning service daily on Mondays through Fridays, inclusive, with Holidays excepted, from 8:00 a.m. to 6:00 p.m. and on Saturdays, if not a Holiday, from 8:00 a.m. to 1:00 p.m. Landlord reserves the right to prohibit the use of heat generating machines and equipment unless and until arrangements are made by Tenant, acceptable to Landlord, to obtain and install in the Premises, at Tenant's cost, supplementary air-conditioning equipment, and the cost of operating and maintenance of such equipment shall be paid by Tenant on the Base Rental payment dates at such rates as are established from time to time by Landlord. Should Tenant desire either heating or air conditioning at times when such services are not furnished by Landlord under the terms of this Lease, Landlord may elect, entirely at its option, to furnish such services as requested by Tenant upon not less than forty-eight (48) hours notice from Tenant, at Tenant's expense and at such hourly charge as is commensurate with any additional expense to Landlord, which charges Tenant shall promptly pay on being billed by Landlord. Payments for such additional services shall be deemed additional rent due from Tenant;

                  (c) Elevator service daily on Mondays through Fridays, inclusive, with Holidays excepted, from 8:00 a.m. to 6:00 p.m., and on Saturdays, if not a Holiday, from 8:00 a.m. to 1:00 p.m. At least one elevator shall be operative at all other hours;

                  (d) Electric current for lighting and reasonable facilities for furnishing usual and normal electric power for office space. Tenant shall not, without Landlord's prior written consent, use any equipment, including, without limitation, electronic data processing machines, punch card machines, duplicating machines, computers or any other machines which use electric current in excess of 110 volts 20 amperes, or which will increase the amount of electricity ordinarily furnished for the use of the Premises in accordance with the standards for the Building as general office space or which requires "dedicated" circuits or other special distribution circuits. If Tenant requires such additional electric power or such special circuits and such power of circuits are furnished by Landlord, Tenant shall pay, on demand, the cost of installation and maintenance of the facilities required to provide such additional electrical power or circuits and the cost of all such electric current consumed plus any expense of Landlord in keeping accounts of such electric current consumed, including the cost of installation of additional meters. Payments for such additional electrical power shall be deemed additional rent due from Tenant.

         6.3 Telephone Service.

                  (a) Tenant acknowledges and agrees that securing and arranging for telephone service to the Premises is the sole responsibility of Tenant and that Landlord has no responsibility or obligation to provide or arrange such telephone service, nor to permit installation of any facilities or equipment in the Building outside the Premises except in normal or standard locations the Building for such equipment, in connection with providing telephone service to the Premises.

                  (b) Tenant acknowledges and agrees that Landlord has entered into a "Management and Operation Agreement" (the "Fairchild Agreement") with Fairchild Communication Services, Inc. ("Fairchild"), whereby Fairchild agrees to provide a branch exchange, and associated common equipment and software for the Building, which, at the option of the Tenant, may be utilized by Tenant pursuant to separate agreement(s) between Fairchild and Tenant. Tenant acknowledges and agrees that Landlord is in no way responsible for or liable for the acts or omissions of Fairchild under or in connection with either the Fairchild Agreement, any agreement(s) between Tenant and Fairchild, or otherwise. Tenant acknowledges and agrees that any cessation or interruption of services or breach of the Fairchild Agreement or of any agreement between Fairchild and Tenant, or both, shall not constitute a default by Landlord under this Lease nor a constructive eviction by Landlord, and Tenant shall not be entitled to any abatement or reduction of payments due under this Lease to Landlord by reason of any of such occurrences or for any other claim arising out of or in connection with the Fairchild Agreement, the agreement(s) between Tenant and Fairchild, or any acts or omissions of Fairchild. Tenant agrees that it shall not be deemed a party nor a beneficiary of the Fairchild Agreement between Landlord and Fairchild and accordingly, Landlord shall have the right, at its option, to modify or terminate said Agreement. Any exercise by Landlord of remedies against Fairchild for Fairchild's default under the Fairchild Agreement shall be solely at Landlord's option and exercised only on behalf of Landlord.

                                      VII.

                              COMPLIANCE WITH LAWS

         7.1 Compliance with Laws. Tenant shall comply, at its own expense, with all statutes, regulations, ordinances, and orders of any governmental body, department or agency thereof which apply to or result from Tenant's use or occupancy of the Premises and shall abide by and observe the Rules and Regulations attached to this Lease as Exhibit "D" and also such other rules and regulations for the use, occupancy, or operation of the Building as may hereafter be established in writing by Landlord.

         7.2 Rent Control. Tenant waives the benefit of all existing and future rent control laws and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

         7.3 Building Alterations. If, in order to maintain the Building as an office building or otherwise, Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct, or improve any part or all of the Building or Premises, Tenant's obligations under this Lease will not be affected and Tenant waives all claims for injury, damage or abatement of rent because of such repair, alterations, removal, construction, reconstruction, or improvement, or lack thereof; provided, however, that if such election by Landlord shall render the Premises partially or wholly unfit for occupancy and if, in Landlord's reasonable estimation, it cannot complete such acts within ninety (90) days, then at the option of the Landlord to be exercised by giving written notice to Tenant within sixty (60) days following the date of notice to Landlord by such governmental authority, this Lease shall terminate on the date of such election and Tenant shall immediately surrender the Premises to Landlord. In such event, Tenant shall continue to owe and pay rent and other charges up to but not beyond the time of such surrender. If Landlord shall elect not to terminate this Lease as provided above, Landlord and Tenant shall have the same respective rights and obligations as provided above in Paragraph 5.7(b) and (c), and the provisions of Paragraph 5.7(g) shall apply regardless of whether or not Landlord elects to terminate this Lease. Landlord reserves the right at all times and from time to time during the Lease Term to redesign, reconstruct and rearrange the appearance and location of all common areas, passage ways, lobbies, entrances and access ways of and to the Building.

                                      VIII.

                    INSURANCE, LIABILITY AND INDEMNIFICATION

         8.1 Insurance.

                  (a) Tenant shall carry fire and extended coverage insurance insuring Tenant's interest in its improvements and betterments to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held, or possessed by it and contained therein, such insurance coverage to be in amount equal to the full replacement cost of such improvements and property.

                  (b) Tenant also agrees to carry a policy or policies of workers' compensation coverage in statutory limits with employer's liability of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined sing1e limit per occurrence for property damage, bodily injury or personal injuries or deaths of persons occurring in or about the Premises. Said policies shall (i) name

Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the workers' compensation policy, which shall instead include waiver of subrogation endorsement in favor of Landlord); (ii) be issued by a reputable insurance company and licensed to do business in the State of Georgia; and (iii) provide that said insurance shall not be cancelled unless thirty (30) days' prior written notice shall have been given to Landlord. Said policy or policies, or certificate thereof, shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal and/or modification of said insurance.

                  (c) Tenant shall reimburse Landlord within ten (10) days after demand for the costs incurred by Landlord for additional insurance premiums as to the Building containing the Leased Premises which is caused by the nature of Tenant's use or occupancy of the Leased Premises or its manner of use or occupancy of the Leased Premises or both.

         8.2 Waiver of Subrogation. Landlord and Tenant each hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including, without limitation, any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Landlord and Tenant each agrees that it will request its insurance carriers to include in its policies such a clause of endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra costs, the release provisions of this Paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

         8.3 Indemnity. Tenant indemnifies and shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or death to any person or damage to any property whatsoever:

                  (a) either (i) occurring in, on, or about the Premises, or
(ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways) the use of which Tenant may have in conjunction with other tenants of the Building, when such injury, death or damage shall be caused in part or in whole by the act, neglect or fault of, or omission of any duty with respect to the same by Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees;

                  (b) arising from any work or thing whatsoever done by or benefiting the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises;

                  (c) arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease; or

                  (d) otherwise arising from any act or neglect of the Tenant, or any of its agents, employees, contractors, invitees, licensees, tenants or assignees; and

from and against all costs, expenses, counsel fees, and court costs incurred or assessed in connection with any or all of the foregoing. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability Tenant agrees to cause such action or proceeding to be defended at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring or caused prior to any expiration or termination of this Lease shall survive such expiration or termination.

         8.4 Liability of Landlord. Excepting for the proven gross negligence of Landlord, its successors, agents, employees and contractors acting within the scope of their engagement by Landlord, Landlord shall not be liable to Tenant or to any persons, firm, corporation, or other business association claiming by, through, or under Tenant for failure to furnish or for delay in furnishing any service provided for in this Lease, and no such failure or delay by Landlord shall be an actual or constructive eviction of Tenant nor shall any such failure or delay operate to relieve Tenant from the prompt and punctual performance of each and all the covenants to be performed herein by Tenant; nor for any latent defects in the Premises or Building; nor for defects in the cooling, heating, electric, water, elevator, or other apparatus or systems or for water discharged from sprinkler systems, if any, or from water pipes and plumbing facilities in the Building; nor for the theft, mysterious disappearance, or loss of any property of Tenant whether from the Premises or any part of the Building; and nor from interference, disturbance, or acts to or omitted against Tenant by third parties, including, without limitation other tenants of the Building and any such occurrences shall not constitute an actual or constructive eviction of Tenant.

         8.5 Limitation of Liability. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder, or partner of Landlord, or of any partner of Landlord, shall have any personal liability whatsoever with respect to this Lease.

                                       IX.

                        DEFAULT AND RELATED REQUIREMENTS

         9.1 Default and Remedies.

                  (a) The occurrence of any of the following shall constitute "events of default":

                           (i) The Base Rental (including any additional rent)
or any other sum of money payable under this Lease, or both, is not paid when due;

                           (ii) The Premises are deserted, vacated, or not used
as would normally be expected for similar premises put to general office use, even though the Tenant continues to pay the stipulated monthly Base Rental;

                           (iii) Tenant's interest in the Lease or the Premises
shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within fifteen (15) days of entry thereof; or

                           (iv) Tenant breaches or fails to comply with any
term, provision, condition, or covenant of this Lease, other than the payment of Base Rental and other charges, or with any of the Rules and Regulations now or future reasonable Rules and Regulations established from time to time by Landlord to govern the operation of the Building.

                  (b) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

                           (i) Landlord, with or without terminating this Lease,
may immediately or at any time thereafter reenter the Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the Rules and Regulations now in effect or future reasonable Rules or Regulations adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand;

                           (ii) Landlord, with or without terminating this
Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord;

                           (iii) Landlord, with or without terminating this
Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord;

                           (iv) Landlord, with or without terminating this
Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may reasonably deem necessary or proper to facilitate such reletting; and Tenant shall pay all reasonable costs of such reletting, including, but not limited to, the cost of any such alterations and repairs to the Premises, attorneys' fees, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter, Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein;

                           (v) Landlord may immediately or at any time
thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination, including, without limitation, unamortized sums expended by

Landlord for construction of Tenant Improvements, all arrearages in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys' fees) of recovering possession of the Premises, the cost of any alteration of or repair to the Premises which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (1) an amount equal to the excess, if any, of the total amount of all rents and other charges to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Premises for the remainder of the term of this Lease, or (2) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of clause (iv) of this Subparagraph (b) above if the Lease were not terminated. Such election shall be made by Landlord by serving written notice upon Tenant of its choice of one of the two said alternatives within thirty (30) days of the notice of termination.

                  (c) If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. Tenant shall and does hereby indemnify and hold Landlord harmless from any loss, costs (including court costs and attorneys' fees), or damages suffered by Landlord by reason of such reentry or termination. No such reentry or termination shall be considered or construed to be a forcible entry.

                  (d) No course of dealing between Landlord and Tenant or any failure or delay on the part of Landlord in exercising any rights of Landlord under this Paragraph 9.1 or under any other provisions of this Lease shall operate as a waiver of any rights of Landlord hereunder or under any other provisions of this Lease, nor shall any waiver of a default on one occasion operate as a waiver of any subsequent default or of any other default. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specific in such waiver and that one only for the time and in the manner specifically stated.

                  (e) The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided unless precluded by operation of law. All remedies provided for in this Lease are cumulative and may, at the election of Landlord be exercised alternatively, successively, or in any other manner and are in addition to any other rights provided for or allowed by law or in equity.

         9.2 Insolvency or Bankruptcy. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall, at Landlord's option, constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

         9.3 Late Payments. Tenant shall pay, as a late charge in the event any installment of Base Rental, additional rent, or other charge to be paid by Tenant hereunder is not paid when due, the greater of One Hundred and No/100 ($100.00) Dollars or an amount equal to five percent (5%) of the amount due for each and every thirty (30)-day period that said amount remains unpaid (but in no event shall the amount of such late charge exceed an amount based upon the highest legally permissible rate chargeable at any time by Landlord under the circumstances). Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges in inverse order of their maturity, and then to reduce all other past due amounts in inverse order of their maturity.

         9.4 Attorneys' Fees. If any rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law Tenant agrees to pay an additional amount equal to fifteen (15%) percent of the amount owing under this Lease as attorneys' fees.

         9.5 Waiver of Homestead. Tenant hereby waives and renounces all homestead or exemption rights which Tenant may have under or by virtue of the Constitutions and Laws of the United States, the State of Georgia, and any other state as against any debt or sum Tenant may owe Landlord under this Lease and hereby transfers, conveys, and assigns to Landlord all homestead or exemption rights which may be set apart in any bankruptcy proceeding, to pay any debt or sum owing by Tenant to Landlord hereunder.

         9.6 No Waiver of Rights. No failure or delay of Landlord to exercise any right or power given it herein or to insist upon strict compliance by Tenant of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by Tenant. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

                                       X.

                            MISCELLANEOUS PROVISIONS

         10.1 Broker. Tenant represents and warrants to Landlord that (except with respect to any broker identified for Landlord by Tenant in writing prior to Landlord's execution of this Lease) no broker, agent, commissioned salesman, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commissioned salesman, or other person. With respect to the broker(s) or other person(s) or firm(s) excluded above from Tenant's representation and warranty of no broker, Landlord agrees to pay to such broker all commissions, fees, or compensation of any kind which are due and payable to such broker. Tenant agrees to indemnify and hold Landlord harmless from any and all claims, suits, or judgments (including, without limitation, reasonable attorneys' fees and court costs incurred in connection with any such claims, suits, or judgments) for any fees, commissions or compensation or any kind which arise out of or are in any way connected with any claimed agency relationship with Tenant.

         10.2 Addresses and Notices.

                  (a) Except for legal process which may also be served as by law provided or as provided below, all notices required or desired to be given with respect to this Lease shall be in writing and shall be deemed to be given to and received by the party intended to receive such notice when hand delivered or three (3) days after such notices shall have been deposited, postage prepaid, to the United States mail, certified, return receipt requested, properly addressed to the addresses specified for Landlord and Tenant in Paragraph 1.8 hereof. In the event of a change of address by either party, such party shall give written notice thereof in accordance with the foregoing.

                  (b) To the extent permitted by law, Tenant hereby: (i) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any person apparently employed by Tenant upon the Premises or leaving process in a conspicuous place within the Premises shall constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means).

         10.3 Entire Agreement and Exhibits. This Lease constitutes and contains the sole and entire agreement of Landlord and Tenant and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. The content of each and every exhibit which is referenced in this Lease as being attached hereto is incorporated into this Lease as fully as if set forth in the body of this Lease. Landlord hereby disclaims any warranties and representations as to the Building or Premises, whether express or implied.



         10.4 Subordination and Attornment.

                  (a) Except as provided in subparagraph (c) below with respect to mortgage subordination, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any first mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof which may now or hereafter affect Landlord's interest in the Premises and to any other instrument encumbering the Landlord's interest in the Premises and to any modifications, renewals, consolidations, extensions, or replacements thereof.

                  (b) Subparagraph (a) above shall be self-operative, and no further instrument of subordination shall be required by the holder of any such instrument. In confirmation of such subordination, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or the holder of any such mortgage, deed to secure debt, deed of trust, or other such instrument, without expense, any and all instruments that may be requested by such holder to evidence the subordination of this Lease and all rights hereunder to the lien of any such mortgage, deed to secure debt, deed of trust, or other instrument, and each such renewals, modification, consolidation, replacement, and extension thereof, and if Tenant shall fail at any time, within ten (10) days following the giving of written request therefor, to execute, acknowledge, and deliver any such instrument, Landlord or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

                  (c) Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to the holder of any mortgage, deed to secure debt, deed of trust, or other instrument affecting or encumbering the Landlord's interest in the Premises, without expense, any and all instruments that may be necessary to make this Lease superior to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument, and each renewal, modification, consolidation, replacement, and extension thereof, and if Tenant shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Landlord or such holder, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder, and their respective successors and assigns, such attorney-in-fact for that purpose.

                  (d) If the holder of any mortgage, deed to secure debt, deed of trust or other instrument affecting or encumbering Landlord's interest in the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, at the option of such holder, attorn to and recognize such successor as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, and Tenant hereby irrevocably appoints Landlord or such holder the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant should Tenant refuse and fail to do so within ten (10) days after Landlord or such holder shall have given notice to Tenant requesting the execution and delivery of such instrument. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all of the terms, covenants, and conditions of this Lease.

         10.5 Estoppel Certificate. At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge, and deliver to Landlord a certificate evidencing whether or not (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) there are any existing defaults on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such defaults, if any, and (iv) the date to which rent, and other amounts due hereunder, if any, have been paid. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser or transferee of Landlord's interest hereunder or of any part of Landlord's property or by any mortgagee of Landlord's interest hereunder or of any part of Landlord's property or by an assignee of any such mortgage.

         10.6 Severability. If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby, unless such invalidity is, in the sole reasonable determination of Landlord, essential to the rights of both parties in which event Landlord has the right to terminate this Lease on written notice to Tenant.

         10.7 Captions. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

         10.8 Successors and Assigns. The words "Landlord" and "Tenant" as used herein shall include the respective contracting party, whether singular or plural, and whether an individual, masculine or feminine, or a partnership, joint venture, business trust, or corporation. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, subject, however, in the case of Tenant to the provisions of Paragraph 3.1 hereof. It is understood and agreed that the term "Landlord", as used in this Lease means only the owner(s), or the lessee(s), from time to time of the Building and/or the land underlying the Building so that in the event of any sale or sales of the Building and/or the land underlying the Building, or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter to the extent of such sale or lease, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed, to the same extent, to carry out any and all covenants and obligations of

Landlord hereunder during the period such party has possession of all or such portion of the Building and/or the land underlying the Building which it has purchased or leased. Should all of the land underlying the Building and the entire Building be severed as to ownership by sale and/or lease, then, unless the Tenant is otherwise notified to the contrary in writing, either the owner of the entire Building or the lessee of the entire Building, as the case may be, that has the right to lease space in the Building to tenants shall be deemed the "Landlord". Tenant shall be bound to any succeeding landlord for all the terms, covenants, and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding landlord.

         10.9 Applicable Law. The laws of the State of Georgia shall govern the interpretation, validity, performance, and enforcement of this Lease.

         10.10 Time is of the Essence. Time if of the essence of this Lease; provided, however, that failure of Landlord to provide Tenant with any notification regarding adjustments to Base Rental or any other charges provided for hereunder, within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such contributions. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or months, respectively.

         10.11 Execution. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and may be introduced into evidence or used for any purpose without the production of the other counterparts. No modification or amendment of this Lease shall be binding upon the parties unless such modification or amendment is in writing and signed by Landlord and Tenant.

         10.12 Force Majeure. Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God or other supernatural forces, or any other cause not within the reasonable control of the Landlord.

         10.13 Multiple Tenants. If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall each be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

         10.14 Authorized Signatory. If Tenant signs as a corporation, each of the persons (of which there must be at least two) executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, that each and both of the persons executing this Lease on behalf of the corporation are authorized to do so, and that such execution is fully binding on the corporation. If Tenant signs as a partnership, joint venture, or sole proprietorship (each being herein called "Entity") each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so, and that such execution is fully binding on the Entity and its partners, joint venturers, or principal, as the case may be.

         10.15 No Recordation of Lease. This Lease is not in recordable form, and Tenant agrees not to record or permit the recording of this Lease.

         10.16 Special Stipulations. The Special Stipulations, if any, attached hereto and initialed and dated by Landlord and Tenant are hereby incorporated herein and made a part hereof and in the event they conflict with any of the foregoing provisions, the Special Stipulations shall control.

         10.17 Acknowledgment. By execution of this Lease, Tenant agrees to accept, honor, and be bound by all the terms, conditions, and agreements contained herein.

         10.18 Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease nor a reservation of space even if said Lease is executed by Landlord, and this Lease shall be effective only upon execution hereof by Landlord and Tenant and delivery of a counterpart hereof to Landlord and Landlord's acceptance and final approval thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this instrument in duplicate, individually, or through their respective authorized officers, agents, or attorneys-in-fact, as the case may be, causing their respective seals to be affixed hereto, the day and year set forth to the left of their respective executions, the latest of which is and shall be deemed to be the date of this Lease.



                                 "TENANT"

                                 E3 Associates Ltd.

                                 By:      /s/ Anders H. Herlitz
                                    -----------------------------------------

                                 Title:   Chairman
                                       --------------------------------------

                                 Attest:  /s/ Daniel J. Craddock
                                        -------------------------------------

                                 Title:   Vice President, Customer Relations
                                       --------------------------------------



                                 "LANDLORD"

                                 Two Park, Inc.

                                 By:      LaSalle Partners Asset
                                          Management Limited, Its
                                          authorized agent

                                 By:      /s/ Bret E. Bunnett
                                    -----------------------------------------

                                 Title:   Vice President
                                       --------------------------------------

                                 Date:    11/8/90
                                      ---------------------------------------

         (Note: Under the Delaware Revised Uniform Limited Partnership Act, a limited partnership may have officers and may, by and through those officers, execute documents, including leases.)

         *Note - If Tenant is a corporation, lease must be signed by an authorized officer of the corporation and attested by a secretary or assistant secretary of the corporation who must also affix, the corporate seal.

                              SPECIAL STIPULATIONS
                                    TO LEASE
                            DATED ___________, 19____
                                 BY AND BETWEEN
                               E3 ASSOCIATES, INC.
                                  AS TENANT AND
                                 TWO PARK, INC.
                                   AS LANDLORD


S.S.1    FREE RENT INCENTIVE

         Tenant shall receive a credit (the "Free Rent Incentive") against Base Rental otherwise payable hereunder for the first twelve (12) months of the Term of this Lease (the "Free Rent Period") in the amount of the Base Rental which would otherwise be payable hereunder during such period, and the Free Rent Incentive shall accrue on a monthly basis during the Free Rent Period; provided, however, that if an event of default under this Lease occurs within the Free Rent Period and remains uncured after the expiration of any period provided hereunder for cure thereof, the Free Rent Incentive shall cease to accrue upon notice of Landlord to Tenant. In the event at any time this Lease is terminated due to Tenant's default in accordance with the terms of this Lease, Landlord, in addition to all other remedies provided in this Lease and at law, shall be entitled to recover from Tenant the unamortized value of the Free Rent Incentive, and Tenant shall pay same to Landlord immediately upon demand.

S.S.2    BASE RENTAL

         For purposes of Paragraphs 1.1 and 4.1 of the Lease, during the initial twelve (12) months of the Lease Term, there shall be no Base Rental due as specified in Paragraph S.S.1 herein, and thereafter Base Rental shall be computed by multiplying the then Rentable Area of the Premises times a dollar per square foot rate as follows: During the thirteenth
         (13th) through the thirty-sixth (36th) month, inclusive of the Lease Term, the square foot rate per rentable square foot of the Premises shall be $17.00 per rentable square foot per year; during the thirty-seventh (37th) through the sixtieth (60th) month inclusive of the Lease Term, the square foot rate per rentable square foot of the Premises shall be $22.00 per rentable square foot per year.

S.S.3    LEASE TERMINATION

         Landlord and Tenant agree that the term of that certain lease entered into between Landlord and Tenant dated October 24, 1986, as amended (the "Old Lease"), with respect to certain space in known as Suite 110, One Parkway Center, 1850 Parkway Place, Marietta, Georgia, shall cease and terminate on the Commencement Date of this Lease, as if such date were the date originally provided in the Old Lease for expiration of the term thereof. All renewal and expansion rights of Tenant provided for in the Old Lease shall be void and of no further effect as of the date of this Lease.

S.S.4    MANDATORY-EXPANSION SPACE

         A. Expansion Effective Date. The Premises shall be expanded to include a space consisting of 3,076 rentable square feet adjacent to the Premises on the sixth (6th) floor of the Building, which area is designated as the "Mandatory Expansion Space" on Exhibit "A" attached hereto on that date (the "Expansion Effective Date") which is the earliest to occur of (i) the first day of the eighteenth (18th) month of the Lease Term; (ii) sixty (60) days after the later to occur of the date of the Early Expansion Notice, as hereinafter defined, and the Plan Approval Date, as hereinafter defined; and (iii) the date Tenant occupies the Mandatory Expansion Space for any purpose. The Expansion Effective Date shall occur irrespective of whether the Mandatory Expansion Space has been delivered to Tenant, which delivery is regulated by Subsection D of this Special Stipulation 4.

         B. Approved Plans. Tenant shall submit plans for tenant improvements in the Mandatory Expansion Space to Landlord, which shall be subject to Landlord's approval. In the event Landlord disapproves such plans, the parties shall negotiate in good faith to resolve their differences with respect to such plans. The date of final approval of such plans shall be the "Plan Approval Date", and such final approved plans shall be hereinafter called the "Approved Plans".

         C. Early Expansion Notice. Tenant shall have the right at any time from the Commencement Date until the last day of the fifteenth (15th) full calendar month of the Lease Term to notify Landlord that it desires early possession of the Mandatory Expansion Space (the "Early Expansion Notice").

         D. Construction of Tenant Improvements. Landlord shall complete construction of tenant improvements in the mandatory Expansion space in accordance with the Approved Plans and in accordance with the terms of the Tenant Improvement Agreement labeled Exhibit "C", and deliver the Mandatory Expansion Space to Tenant, on or before the later to occur of
         (i) sixty days after the Plan Approval Date; and (ii) the earlier to occur of the date of the Early Expansion Notice and the first day of the eighteenth (18th) full calendar month of the term of this Lease. Landlord shall pay all of the costs of such tenant improvements up to an amount equal to $15.00 multiplied by the number of square feet of rentable area in the Mandatory Expansion Space. Tenant shall, within
         (30) days after the date of Landlord's statement therefor, reimburse Landlord for all costs of such tenant improvements exceeding such amount.

         E. Rental and Tenant's Percentage Share. From and after the Expansion Effective Date, the Premises shall be deemed increased in size by the number of square feet of rentable area in the Mandatory Expansion Space, and the Base Rent and Additional Rent payable under this Lease, as well as Tenant's Percentage Share, shall be increased proportionately. On or before the Expansion Effective Date, Landlord and Tenant will enter into an amendment to this Lease reflecting the addition of the Mandatory Expansion Space to the Premises, the resulting increase in the Base Rent and Additional Rent, and the resulting adjustment to Tenant's Percentage Share, and making any such other amendments as are necessary to reflect the intent of this Special Stipulation.

S.S.5    RIGHT OF FIRST OFFER

         Provided Tenant has leased the Mandatory Expansion Space as stipulated in Paragraph S.S.4 herein and so long as the Right of First Offer Space (as hereinafter defined) remains unencumbered and available for lease, and subordinate to any existing rights of other tenants to lease said space which exists as of the date of this Lease, Tenant shall have the right, upon written notice from Landlord to lease during the term of this Lease, subject to the terms and conditions below, additional space consisting of a maximum of 5,042 rentable square feet but no less space than the demised available space so long as said space is contiguous to the Premises (the "Right of First Offer Space") on the sixth (6th) floor of the Building, as shown and designated on the attached Exhibit "A", for a term coterminous with the expiration of the initial term of this Lease and any renewal or extension thereof. The Base Rental and the Tenant Improvement Allowance for the Right of First Offer Space shall be set at the prevailing fair market value rates for the Building then being charged by Landlord for comparable space to third parties initially leasing in the Building.

         Following the notice by Landlord to Tenant of this Right of First offer at any time during the Lease Term, Tenant shall have ten (10) days in which to respond in writing to exercise its right. This Right of First Offer shall be cancelled and of no effect if Tenant fails to respond within said ten (10) day period or if Tenant is in default of any covenants under this Lease.

         Within ten (10) days following the exercise of this Right of First Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the Right of First Offer Space is part of the Leased Premises under this Lease and containing other appropriate terms and conditions relating to the addition of such areas to the Premises (including specifically any increase, adjustment or augmentation of rent as a result of such addition as aforesaid). Landlord will use its best efforts to make the Right of First Offer Space available to Tenant within thirty (30) days after Tenant's exercise of said Right of First Offer, but Landlord shall not be liable for the failure to give possession of said Space to Tenant within said thirty (30) day period by reason of the holding over or retention of possession of any tenant, tenants or occupants, and such failure shall not impair the validity of this Lease or extend the term hereof, but the rent for the Right of First Offer Space shall be abated until possession is delivered to Tenant, and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure to give possession of the said Space to Tenant within thirty (30) days of Tenant's exercise of this Right of First Offer. All rental obligations of Tenant shall commence on the date such Space is made available to Tenant.



S.S.6    PARKING

         Parking in the parking deck for the Building for Tenant and Tenant's employees and visitors shall be free of charge for the term of this Lease and shall be available on an unassigned, first-come, first-served basis. Three (3) of such parking spaces on the lower level of such parking deck in a location determined by Landlord shall be marked as spaces for the use of Tenant. Landlord shall have no responsibility for the enforcement of Tenant's right to use any such parking spaces.

S.S.7    MOVING ALLOWANCE

         Upon Tenant submitting to Landlord true and correct copies of invoices for direct out-of-pocked expenses incurred by Tenant in moving from its existing offices to the Premises, Landlord shall reimburse Tenant for such amounts up to a maximum of $1.00 per rentable square foot of the Premises up to 12,147 square feet of area. Landlord's obligation to pay such amount to Tenant shall be subject to Tenant executing a Tenant Acceptance Agreement (Exhibit "B") accepting the Premises. Landlord shall have no liability for such moving and relocation cost in excess of the Moving Allowance, and Landlord shall have no obligation to move or have Tenant moved into the Premises.

                              "TENANT"

                              E3 ASSOCIATES, INC.

                              By:      /s/ Anders H. Herlitz
                                 -----------------------------------------

                              Title:   Chairman
                                    --------------------------------------


                              "LANDLORD"

                              Two Park, Inc.
                              By:      LaSalle Partners Asset
                                       Management Limited, its authorized
                                       agent

                              By:      /s/ Bret E. Bunnett
                                 -----------------------------------------

                              Title:   Vice President
                                    --------------------------------------

                                    EXHIBIT A

                              [E3 ASSOCIATES, LTD.

                               DIAGRAM OF PREMISES

                               TWO PARKWAY CENTER

                               SIXTH (6TH) FLOOR]

                                   EXHIBIT A-1

                            [DIAGRAM OF OFFICE SPACE]

                                    EXHIBIT B

                           TENANT ACCEPTANCE AGREEMENT

         Agreement made this ___ day of ______________, 19, between ___________________________________________, a _______________________________
       (hereinafter       referred      to      as      "Landlord")      and
________________________________________,   a  _________________________________
  (hereinafter  referred  to  as "Tenant").

         WHEREAS, Landlord and Tenant entered into a lease dated ____________, 19___ (hereinafter referred to as the "Lease") for ___________________ in the building known as the _______________________ (hereinafter referred to as the "Premises");

         NOW, THEREFORE, pursuant to the provisions of Paragraph 2 of the Lease, Landlord and Tenant mutually agree as follows:

         1. The Commencement Date of the Lease Term is _______________, 19___. The Expiration Date of the Lease Term is _________________, 19____.

         2. Subject to its "Punch List", Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work to be performed by the Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed. Subject to its "Punch List", Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or set-offs against the enforcement of the Lease by Landlord.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement, the ____ day of ______________, 19_____.

                                       TENANT:

                                       E3 Associates, Ltd.

                                       By:__________________________________

                                          Its:________________________________


                                       LANDLORD:

                                       Two Park, Inc.
                                       By:  LaSalle Partners Asset Management
                                            Limited, its authorized agent

                                       By:_________________________________

                                       Title:________________________________

                                       Date:________________________________

                                    EXHIBIT C

                          TENANT IMPROVEMENT AGREEMENT

         WHEREAS, the undersigned Landlord and Tenant have executed, sealed, and delivered a certain Office Lease (the "Lease") to which this Agreement is attached, and into which this Agreement is fully incorporated by reference, as Exhibit C;

         WHEREAS, said Lease provides for the letting of space (the "Premises) within 1800 Parkway Place located at Parkway Center, Marietta, Georgia (the "Building");

         WHEREAS, the terms "Landlord" and "Tenant", "Premises", "Usable Area", and "Building" as used herein shall have the same meanings ascribed thereto as set forth in the Lease; and

         WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Premises;

         NOW THEREFORE, in consideration of the premises, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

Section 1. Tenant Improvements.

           Section 1.01 Definition.

           The term "Tenant Improvements" shall mean all improvements constructed or installed in or on the Premises in accordance with the Drawings and specifications, as hereinafter defined.

           Section 1.02 Base Building Condition.

           The term "Base Building Condition" shall mean the condition of the Premises prior to commencement of the work of constructing and installing the Tenant Improvements, which condition is described on Exhibit A hereto.

Section 2. Drawings and Specifications.

           Section 2.01 Definition.

           The term "Drawings and Specifications" shall mean the final drawings, specifications, and finish schedules for the Tenant Improvements which shall be prepared and approved by Landlord and Tenant in accordance with the following procedure:

            (a) Simultaneous with the execution of this Tenant Improvement Agreement, Landlord shall provide Tenant with drawings which reflect the Base Building Condition of the Premises.

            (b) As soon as reasonably possible after receiving the drawings described in (a) above, but in no event later than ten (10) days thereafter, Tenant shall either inform Landlord that Tenant desires to use Landlord's Architect to prepare final working drawings, specifications, finish schedules, and the like necessary to commence construction of the Tenant Improvements or inform Landlord of the identity of the architect or other design specialist whom Tenant desires to use for such work. Landlord shall have the right of reasonable approval over any architect or other design specialist selected by Tenant and shall advise Tenant promptly of Landlord's decision either approving or disapproving the person or firm selected by Tenant. As provided in Section 3.03(b) hereof, the cost of preparing the drawings, specifications, finish schedules and the like as set forth in Sections 2.01(b) through (d) hereof shall be a part of the Landlord's Allowance for Tenant Improvement costs.

            (c) If Tenant elects to use Landlord's Architect as provided in subparagraph (b) above, Tenant shall commence working with said Architect promptly so that final working drawings and the like can be prepared for Landlord's approval. If Tenant elects to use an independent architect or design specialist and if the same in approved by Landlord, Tenant agrees to commence working with such professional promptly. The architect selected by Tenant, and, if necessary, approved by Landlord, shall hereinafter be referred to as the "Tenant's Architect".

            (d) As soon as reasonably possible, but no more than thirty (30) days after making its election under subparagraph (c) above, Tenant shall deliver to Landlord Tenant's proposed final working drawings, specifications, finish schedules, and the like for the Tenant Improvements. Landlord shall promptly review and resubmit the same to Tenant, either with Landlord's approval, or with Landlord's disapproval. If Landlord fails to respond within fifteen (15) days after receiving such proposed final drawings and the like, Landlord shall be deemed to have given its full approval thereto. Tenant shall resubmit any such drawings and the like which are returned by Landlord without complete approval as promptly as possible, and such resubmitted drawings and the like shall contain the information or changes required by Landlord. Once Landlord then satisfies itself that such drawings, specifications, finish schedules, and the like are acceptable, Landlord shall so notify Tenant and the same shall constitute the "Drawings and Specifications" for purposes of this Tenant Improvement Agreement.

            (e) On or before the fifteenth (15th) day following receipt of the Drawings and Specifications, Landlord shall obtain from Landlord's Contractor a price schedule for the Tenant Improvements and shall submit the name to Tenant for its approval. If Tenant disapproves such price schedule, Tenant agrees to work promptly with Tenant's Architect and Landlord's Contractor to alter the Drawings and Specifications as necessary to cause the price quotation based thereon to be acceptable to Tenant. The aggregate cost for the Tenant Improvements, once approved by Tenant, shall hereinafter be referred to as "Tenant Improvement Costs". Upon determination of the Tenant Improvement Costs, Tenant shall be deemed to have given final approval to the Drawings and Specifications and Landlord shall be deemed to have been authorized to proceed, through Landlord's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications.

Section 3. Payment of Costs.

           Section 3.01. Landlord's Costs for Preliminary Drawings.

           Landlord shall bear the cost of preparing the drawings, specifications, and finish schedules in Section 2.01(a) above.

           Section 3.02. Landlord's Allowance for Tenant Improvement Costs.

           Landlord shall pay the Tenant Improvement Costs up to, but not exceeding Landlord shall construct the space at the Landlord's cost according to the plan attached, labeled Exhibit A-1. The cost of any additions or modifications shall be the responsibility of the Tenant (the Landlord's Allowance for Tenant Improvement Costs").

           Section 3.03. Tenant's Costs.

           The aggregate of all costs described in the following subparagraphs
(a) and (d) of this Section 3.03 are hereinafter referred to collectively as "Tenants Costs".

           (a) The Tenant Improvement Costs over and above the Landlord's Allowance for Tenant Improvement Costs;

           (b) The cost of preparing and finalizing all drawings, specifications, finish schedules, and the like as set forth in Sections 2.01(b) through (d) above shall be part of the Landlord's Allowance for Tenant Improvement Costs.

           (c) Fees for architects, engineers, interior designers, and other professionals and design specialists incurred by Landlord or Tenant in connection with the Tenant Improvements shall be part of the Landlord's Allowance for Tenant Improvement Costs.

           (d) The cost of making any and all changes in and to the Drawings and Specifications and any and all increased costs in the Tenant Improvement Costs resulting therefrom; and

In the event the aggregate of Tenant Costs, as defined above, exceeds Landlord's Allowance for Tenant Improvement Costs, as specified in Section 3.02 above, then Tenant shall promptly pay the excess to Landlord as additional rent, as set forth in Section 3.04.

           Section 3.04. Payment Schedule for Tenant's Costs.

           Tenant shall pay to Landlord the Tenant's Costs as follows:

           (a) Fifty percent (50%) of the amount of Tenant's Costs then known to Landlord and Tenant shall be paid prior to the commencement of any work of constructing and installing the Tenant Improvements;

           (b) Forty percent (40%) of the amount of Tenant's Costs then known to Landlord and Tenant shall be paid within thirty (30) calendar days after the commencement of the work of constructing and installing the Tenant Improvements; and

           (c) The balance of Tenant's Costs shall be paid immediately upon Landlord's notification to Tenant that the work of constructing and installing the Tenant Improvements has been substantially completed.

           Section 3.05. Changes in Drawings and Specifications.

           If at any time after the Tenant Improvement Costs are determined Tenant desires to make changes in the Drawings and Specifications, Tenant shall submit to Landlord for approval working drawings, specifications, and finish schedules for any and all such desired changes. The process of finalizing such drawings and the like shall be as set forth in Section 2 above. Once any and all changes and modifications are approved, Landlord shall promptly submit the same to Landlord's Contractor for pricing. The procedure for determining an approved cost for such changes shall be as set forth in Section 2 above. Once a cost for such changes has been approved, all references in this Agreement to "Drawings and Specifications" shall be to the Drawings and Specifications adopted pursuant to the procedures of Section 2 above, as changed and modified pursuant to this
Section 3.05, and all references to "Tenant Improvement Costs" shall be deemed to include the aggregate approved cost for the changes as determined in this
Section 3.05. Once the changes and the costs therefore have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications, as changed and modified. Landlord, at its option, can require Tenant to pay in lump sum to Landlord any and all increases in the Tenant Improvement Costs which result from approved changes to the Drawings and Specifications. Any delays in completing the Tenant Improvements which result from either changes in the Drawings and Specifications made by Tenant or from the unavailability of materials specified by Tenant, shall not operate to delay or extend the commencement date under the Lease nor the payment of the base rental or other charges due under the Lease.

           Section 3.06. Failure to Pay Tenant's Costs.

           Failure by Tenant to pay Tenant's Costs in accordance with this
Section 3 will constitute a failure by Tenant to pay rent when due under the Lease and shall therefore constitute an event of default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under this Lease and at law or in equity for nonpayment of rent.

           Section 3.07. Landlord's Disbursement Obligations.

           Landlord agrees to disburse the Landlord's Allowance for Tenant Improvement Costs and the Tenant's Costs (to the extent deposited by Tenant with Landlord) to pay the Tenant Improvement Costs as and when the same become due and payable. If exercising due diligence, Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Premises in connection with the Tenant Improvements and to rely, to the extent submitted, on any and all certifications as to Tenant Improvement Costs submitted by Landlord's Contractor and/or Tenant's Architect. Tenant does hereby release and relieve Landlord from any claims for damages and the like which may result from Landlord's paying an inaccurate invoice, fee statement, or the like and does hereby indemnify and agree to hold Landlord harmless and to defend Landlord from and against any and all claims, damages, liability, or costs (including, without limitation, attorneys' fees and court costs) which may arise or result from Landlord's payment of Tenant Improvement Costs or the nonpayment thereof. Notwithstanding the foregoing, the within release and indemnification of Landlord by Tenant shall not release any other third parties, nor shall it waive any and all rights which Tenant may have against other third parties in connection with the payment or nonpayment of Tenant Improvement Costs.

Section 4. Finish Work in Addition to Tenant Improvements.

         All work in or about the Premises which is not within the scope of the work necessary to construct and install the Tenant Improvements, such as delivering and installing furniture, telephone equipment, and wiring, and office equipment, shall be furnished and installed by Tenant entirely at Tenant's expense. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Landlord's Contractor and shall see that such work in conducted in such a manner an to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements. Landlord shall give access and entry to the Premises to Tenant and its contract parties performing such additional work and reasonable opportunity and time to enable Tenant and such contract parties to perform and complete much work. All of such additional work and Tenant's use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with the Lease, including without limitation this Agreement.

           Section 5. Time is of the Essence.

           Time is of the essence of this Agreement. Unless specifically provided otherwise, all references to days or months shall be construed as references to calendar days or months, respectively.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate, individually or through their respective authorized officers, partners, agents of attorneys-in-fact, as the case may be, and sealed this Agreement or caused their respective seals to be affixed hereto, the day and year set forth to the left of their respective executions, the latest of which is and shall be deemed to be the date of this Agreement.



                                 TENANT:



                                 By: /s/ Anders H. Herlitz
                                    -------------------------------------
                                 Title:   Chairman
                                       ----------------------------------


                                 LANDLORD:

                                 Two Park, Inc.
                                 By:  LaSalle Partners Asset Management
                                      Limited, its authorized agent

                                 By:/s/ Bret Bunnett
                                    -------------------------------------

                                 Title:  Vice President
                                       ----------------------------------

                                 Date: 11/8/90
                                       ----------------------------------

                         PARKWAY CENTER OFFICE BUILDING

                                    EXHIBIT D

                              RULES AND REGULATIONS

         1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls, or within 24 inches of the surface of exterior windows. Signs on entrance door or doors shall conform to building standard signs as established by Landlord. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

         4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant. Drapes may be installed by Tenant provided existing blinds remain installed.

         5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

         7. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

         9. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

         10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

         11. Neither Tenant, nor nay of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

         12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks of the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall upon termination of its tenancy, restore to Landlord all keys, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

         13. Tenant shall not overload any floor. Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matters of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         14. Tenant shall not occupy or permit any portion of the Premises to be occupied, without Landlord's expressed prior written consent, as an office for a public stenographer or typist, or for the possession, storage, manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as a public employment bureau or agency, or for a pubic finance (personal loan) business. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said premises, not advertise for laborers giving an address at the Building.

         15. Tenant agrees to employ such janitorial contractor as Landlord may form time to time designate, for any waxing, polishing, and other maintenance work of the Premises and of the Tenant's furniture, fixtures and equipment. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, not any individual, firm or organization for such purpose without Landlord's prior written consent.

         16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         17. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by tenants. Tenant shall be responsible for all persons for whom it issues such pass and shall be liable to Landlord for all acts of such persons.

         18. At the option of Landlord, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the Premises and to pay for the cost of installation thereof.

         19. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         20. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

         21. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         22. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

         23. In order to obtain maximum effectiveness of the cooling system, Tenant shall lower and/or close the blinds or drapes when sun's rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.

         24. All paneling or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials, fire-retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

         25. Tenant shall not install any vending machines in the Building or Premises without Landlord's consent.

         26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

         27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any reasonable additional rules and regulations which are adopted.

         Whenever the above rules conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Paragraphs of this Lease, the provisions of the Paragraphs shall govern.